Exhibit 99.1

KKR GROUP PARTNERSHIP L.P.	06/16/2025
By: KKR Group Holdings Corp., its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP HOLDINGS CORP.	06/16/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP CO. INC.	06/16/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR & CO. INC.	06/16/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR MANAGEMENT LLP	06/16/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

HENRY R. KRAVIS	06/16/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact

GEORGE R. ROBERTS	06/16/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact